UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 12, 2011
MetLife Insurance Company of Connecticut

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

33-03094	06-0566090

(Commission File Number)	(IRS Employer Identification No.)

One Cityplace, Hartford, Connecticut	06103-3415

(Address of Principal Executive Offices)	(Zip Code)
860-308-1000

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Effective for the quarter ended March 31, 2011, MetLife Insurance Company of Connecticut (the “Company”) modified its definition of operating earnings to exclude impacts related to certain variable annuity guarantees and market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”) to better conform to the way it manages and assesses its business. Operating earnings results for prior periods have been adjusted to conform to this modified definition.
     Operating earnings should not be viewed as a substitute for GAAP net income (loss). The Company believes the presentation of operating earnings, as the Company measures it for management purposes, enhances the understanding of our performance by highlighting the results of operations and the underlying profitability drivers of the business. See note (1) to the schedule below.
     The following schedule shows the effect on the Company’s consolidated results for the periods indicated for the modification described above:

	For the Three Months Ended			Years Ended December 31,
(In millions)	September 30, 2010	June 30, 2010	March 31, 2010	2010	2009	2008

Operating earnings prior to modified definition	$168	$100	$149	$701	$610	$344

Impact of modified definition to earnings:

Retirement Products	(2)	3	(6)	(28)	(47)	20

Operating earnings, as currently reported (1)	$166	$103	$143	$673	$563	$364

      The following schedule shows the contributions of the Company’s Segments and Corporate & Other results for the periods indicated:

	For the Three Months Ended			Years Ended December 31,
(In millions)	September 30, 2010	June 30, 2010	March 31, 2010	2010	2009	2008

Operating earnings, as currently reported (1)
Business Segments:
Retirement Products	$106	$43	$73	$340	$177	$84
Corporate Benefit Funding	63	67	63	255	186	280
Insurance Products	4	(14)	(11)	5	228	(43)

Corporate & Other	(7)	7	18	73	(28)	43

Operating earnings, as currently reported (1)	$166	$103	$143	$673	$563	$364

     The following schedule shows a reconciliation of the Company’s consolidated results for the periods indicated:

	For the Three Months Ended			Years Ended December 31,
(In millions)	September 30, 2010	June 30, 2010	March 31, 2010	2010	2009	2008

Operating earnings, as currently reported (1)	$166	$103	$143	$673	$563	$364
Adjustments from operating earnings to net income (loss):
Net investment gains (losses)	9	50	37	150	(835)	(445)
Net derivative gains (losses)	37	563	(308)	58	(1,031)	994
Other adjustments (2)	(79)	(244)	100	(79)	311	(229)
Provision for income tax (expense) benefit	12	(130)	60	(45)	546	(111)

Net income (loss)	$145	$342	$32	$757	$(446)	$573

(1)	Operating earnings is defined as operating revenues less operating expenses, both net of income tax.

Operating revenues exclude net investment gains (losses) (“NIGL”) and net derivative gains (losses) (“NDGL”). The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:
•	Universal life and investment-type product policy fees exclude the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB Fees”); and

•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) excludes certain amounts related to contractholder-directed unit-linked investments and (iii) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP.
          The following adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:
•	Policyholder benefits and claims exclude (i) amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (ii) benefits and hedging costs related to GMIBs (“GMIB Costs”) and (iii) Market Value Adjustments;

•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of deferred policy acquisition costs and value of business acquired exclude amounts related to (i) NIGL and NDGL, (ii) GMIB Fees and GMIB Costs, and (iii) Market Value Adjustments; and

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP.
(2)	See note (1) for definitions of operating earnings, operating revenues and operating expenses for the components of such adjustments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE INSURANCE COMPANY OF CONNECTICUT
By:	/s/ Christine M. DeBiase
	Name:	Christine M. DeBiase
	Title:	Vice-President and Secretary

Date: May 12, 2011